EXHIBIT 11.1

                        COMPUTATION OF PER SHARE EARNINGS
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
                                                                           For the Twelve Weeks Ended
                                                                      -----------------------------------
                                                                      March 25, 1997       March 19, 1996
                                                                      --------------       --------------
                                                                    (in thousands, except per share amounts)
Primary:
Average weighted shares outstanding                                     40,840                   37,597
Net effect of dilutive stock options-based
  on the treasury stock method using
  average market price                                                     494                    1,200
                                                                       -------                  -------
Total                                                                   41,334                   38,797
                                                                       =======                  =======

Net Income                                                             $18,204                  $12,936
                                                                       =======                  =======

Per share amount                                                       $  0.44                  $  0.33
                                                                       =======                  =======

Fully Diluted:
Average weighted shares outstanding                                     40,840                   37,597
Net effect of dilutive stock options-based
  on the treasury stock method using
  period-end market price, if higher
  than average market price                                                494                    1,536
                                                                       -------                  -------
Total                                                                   41,334                   39,133
                                                                       =======                  =======

Net Income                                                             $18,204                  $12,936
                                                                       =======                  =======

Per share amount                                                       $  0.44                  $  0.33
                                                                       =======                  =======
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